C&S-510 (10/89)                                  096A#1985  1210  ORG&FI  $10.00


--------------------------------------------------------------------------------
      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)                                            DATE RECEIVED
                                FILED                          -----------------
                             DEC 11 1996                          DEC 10 1996
                                FILED                          -----------------
                            ADMINISTRATOR
           MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES       -----------------
          CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
--------------------------------------------------------------------------------

                       RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

   Pursuant to the provisions of Act 264, Public Acts of 1972, the undersigned corporation executes the following Articles:

--------------------------------------------------------------------------------
1. The present name of the corporation is: HILLSDALE TOOL & MANUFACTURING CO.

2. The corporation identification number (CID) assigned by the Bureau is:
                                                                   0 2 2 - 9 0 6

3. All former names of the corporation are: Purcell-Evans Tool Company

4. The date of filing the original Articles of Incorporation was: June 13, 1940
--------------------------------------------------------------------------------

   The following Restated Articles of Incorporation supersede the Articles of Incoporation as amended and shall be the articles of incorporation for the corporation:

ARTICLE I
--------------------------------------------------------------------------------
The name of the corporation is: HILLSDALE TOOL & MANUFACTURING CO.
--------------------------------------------------------------------------------

ARTICLE II
--------------------------------------------------------------------------------
The purpose or purposes for which the corporation is formed are: the manufacturing, designing and sale of tool and dies, and the manufacturing, production and sale of metal products, and in general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.
--------------------------------------------------------------------------------
(Mich. - 435 - 10/23/89)

SEAL APPEARS ONLY ON ORIGINAL

ARTICLE III
--------------------------------------------------------------------------------
The total authorized capital stock is:

1. Common shares      100,000, par value $10.000 per share
                     -----------------------------------------------------------
   Preferred shares   None
                     -----------------------------------------------------------

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: The corporation's stock consists of 100,000 shares of common stock, par value $10.00 per share, without preferences, limitations or restrictions.
--------------------------------------------------------------------------------

ARTICLE IV
--------------------------------------------------------------------------------
1. The address of the current registered office is:
   30600 Telegraph Road              Bingham Farms,  Michigan    48025
   -----------------------------------------------           ------------------
    (Street Address)                     (City)                 (Zip Code)

2. The mailing address of the current registered office if different than above:
                                                  ,  Michigan
   -----------------------------------------------            -----------------
    (P.O. Box)                           (City)                 (Zip Code)

3. The name of the current resident agent is: The Corporation Company
--------------------------------------------------------------------------------

ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE.)
--------------------------------------------------------------------------------
Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken as signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be
--------------------------------------------------------------------------------

SEAL APPEARS ONLY ON ORIGINAL

--------------------------------------------------------------------------------
ARTICLE VI (CONT'D)

to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
--------------------------------------------------------------------------------

ARTICLE VII (ADDITIONAL PROVISIONS, IF ANY MAY BE INSERTED HERE; ATTACH
             ADDITIONAL PAGES IF NEEDED.)
--------------------------------------------------------------------------------

Pursuant to the requirements of Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue nonvoting equity securities, subject, however, to further amendment of these Amended and Restated Articles of Incorporation as and to the extent permitted by applicable law.
--------------------------------------------------------------------------------

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

   a. [ ] These Restated Articles of Incorporation were duly adopted on the ______ day of ________________, 19___, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

          Signed this _____ day of ___________________________________, 19____

          __________________________________  _________________________________

          __________________________________  _________________________________

      (Signatures of ALL incorporators; type or print name under each signature)

   b. [X] These Restated Articles of Incorporation were duly adopted on the 5th day of December, 1996, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

          [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

          [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

          [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

          [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407 (2) of the Act.


                               Signed this 5th day of December, 1996

                               By /s/ JAMES A. RALSTON
                                  --------------------------------------------
                                  (Only Signature of President, Vice President,
                                   Chairperson, Vice-Chairperson)

                                  James A. Ralston
                                  Vice President, General Counsel and Secretary
                                  ----------------------------------------------
                                          (Type or Print Name and Title)

(MICH. - 435)

SEAL APPEARS ONLY ON ORIGINAL

C&S-510


DOCUMENT WILL BE RETURNED TO NAME AND          Name of person or organization
MAILING ADDRESS INDICATED IN THE BOX           remitting fees:
BELOW. Include name, street and number
(or P.O. box), city, state and ZIP code.       ---------------------------------

  Eagle-Picher Industries, Inc.                ---------------------------------
  580 Walnut Street                            Preparer's name and business
  P.O. Box 779                                 telephone number:
  Cincinnati, Ohio 45201
                                               Patricia A. Harris
                                               ---------------------------------
                                               (513) 629-2453
                                               ---------------------------------

                          INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

    Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2--Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

8. If the restated articles are adopted before the first meeting of the board of directors, this document must be signed in ink by all of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

9.  FEES: NONREFUNDABLE FEE (Make remittance payable to State of Michigan)....$10.00
          Franchise fee--payable only if authorized shares is increased:
                    first 60,000 authorized shares............................$50.00 each additional 20,000 authorized shares..................$30.00

10. Mail form and fee to:
    Michigan Department of Commerce
    Corporation and Securities Bureau
    Corporation Division
    P.O. Box 30054
    6546 Mercantile Way
    Lansing, Michigan 48909
    Telephone: (517) 334-6302


SEAL APPEARS ONLY ON ORIGINAL